PRESS RELEASE

Available for Immediate Publication:  October 11, 2007
Contacts:  Thomas T. Hawker, President / Chief Executive Officer (209) 725-2276
David Heaberlin, EVP / Chief Financial Officer (209) 725-7435
Web Site www.ccow.com

Capital Corp of the West Completes
Acquisition of Bay View Funding

Merced, California, October 11, 2007 -Capital Corp of the West (NASDAQ: CCOW), the holding company for County Bank, Central California’s Community Bank, announced today that it has completed the acquisition of Bay View Funding (“BVF”) on October 5, 2007.  For accounting purposes, this acquisition will be included in our accounting records as of the opening of business on October 1, 2007.

“This acquisition represents an exciting expansion of CCOW’s business lending franchise.  BVF broadens the range and reach of our lending capabilities on a basis consistent with the strategic direction and mandate for continued growth established for Management by the Board of Directors,” said Tom Hawker, Chief Executive Officer of Capital Corp of the West.  This transaction, combined with the County Bank’s acquisition of the California branch offices of the National Bank of Arizona, dba The California Stockmen’s Bank expected to be completed in early November, provides growth opportunities for 2008 and beyond.  CCOW does not anticipate that the BVF acquisition will provide a meaningful contribution to its consolidated 2007 operating results.  Capital Corp of the West will provide a further financial update for this transaction in the third quarter earnings announcement expected to be released on or about October 22, 2007.”

Safe Harbor

In addition to historical information, this discussion and analysis includes certain forward-looking statements that are subject to risks and uncertainties and include information about possible or assumed future results of operations. Many possible events or factors could affect the future financial results and performance of the Company. This could cause results or performance to differ materially from those expressed in our forward-looking statements. Words such as “expects”, “anticipates”, “believes”, “estimates”, “intends”, “plans”, “assumes”, “projects”, “predicts”, “forecasts”, variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

These statements are representative only on the date hereof, and the Company undertakes no obligation to update any forward-looking statements made. Some possible events or factors that could occur that may cause differences from expected results include the following: the Company’s loan growth is dependent on economic conditions, as well as various discretionary factors, such as decisions to sell, or purchase certain loans or loan portfolios; or sell or buy participations of loans; the quality and adequacy of management of the borrower, developments in the industry the borrower is involved in, product and geographic concentrations and the mix of the loan portfolio. The rate of charge-offs and provision expense can be affected by local, regional and international economic and market conditions, concentrations of borrowers, industries, products and geographical conditions, the mix of the loan portfolio and management’s judgments regarding the collectibility of loans.  Liquidity requirements may change as a result of fluctuations in assets and liabilities and off-balance sheet exposures, which will impact the capital and debt financing needs of the Company and the mix of funding sources. Decisions to purchase, hold, or sell securities are also dependent on liquidity requirements and market volatility, as well as on and off-balance sheet positions. Factors that may impact interest rate risk include local, regional and international economic conditions, levels, mix, maturities, yields or rates of assets and liabilities and the wholesale and retail funding sources of the Company. The Company is also exposed to the potential of losses arising from adverse changes in market rates and prices which can adversely impact the value of financial products, including securities, loans, and deposits. In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation and state regulators, whose policies and regulations could affect the Company’s results.

Other factors that may cause actual results to differ from the forward-looking statements include the following: competition with other local and regional banks, savings and loan associations, credit unions and other non-bank financial institutions, such as investment banking firms, investment advisory firms, brokerage firms, mutual funds and insurance companies, as well as other entities which offer financial services; interest rate, market and monetary fluctuations; inflation; market volatility; general economic conditions; introduction and acceptance of new banking-related products, services and enhancements; fee pricing strategies, mergers and acquisitions and their integration into the Company; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences or acts of this type; outbreak or escalation of hostilities in which the United States is involved, any declaration of war by the U.S. Congress or any other national or international calamity, crisis or emergency; changes in laws and regulations; recently issued accounting pronouncements; government policies, regulations, and their enforcement (including Bank Secrecy Act related matters, taxing statutes and regulations); restrictions on dividends that our subsidiaries are allowed to pay to us; the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulation on internal control; and management’s ability to manage these and other risks.

Reference Information

Capital Corp of the West, a California bank holding company established on November 1, 1995, is the parent company of County Bank, which is currently celebrating its 30th year of service as “Central California’s Community Bank.”  Currently County Bank has thirty branch offices and six Business Lending Centers serving the counties of Fresno, Madera, Mariposa, Merced, Sacramento, Stanislaus, San Joaquin, San Francisco, Santa Clara and Tuolumne.  As of the latest FDIC data, County Bank has 7.5% market share in the six Central California counties in which it has significant retail branches.  This ranks County Bank fifth out of thirty-seven banking institutions in this market area. For further information about Capital Corp of the West’s financial performance, contact Tom Hawker, President and Chief Executive Officer at (209) 725-2276, or Dave Heaberlin, Treasurer and Chief Financial Officer, at (209) 725-7435.